UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2013

BELO CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Record Street Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 977-6606

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of Belo Corp. (the “Company” or “Belo”) was held on May 7, 2013, in Dallas, Texas. The following are the final voting results and a brief description of each matter submitted to the Company’s shareholders at that meeting. Each matter is described in more detail in the Company’s Proxy Statement.

Proposal 1: Election of Directors. The shareholders of the Company elected each of the following Class III director nominees nominated by the Company’s Board of Directors. Class III directors are eligible to serve a three-year term, that is, until the 2016 annual meeting of shareholders. The following is a tabulation of voting results with respect to each director nominee.

Director	Votes For	Withheld	Broker Non-Votes
Judith L. Craven, M.D., M.P.H.	153,604,251	2,939,714	6,628,413
Dealey D. Herndon	151,382,255	5,161,710	6,628,413
Wayne R. Sanders	154,501,302	2,042,663	6,628,413
McHenry T. Tichenor, Jr.	154,092,849	2,451,116	6,628,413

Proposal 2: Approval of the Belo 2013 Executive Compensation Plan. The Company’s shareholders approved the Belo 2013 Executive Compensation Plan by the following vote:

For	Against	Abstain	Broker Non-Votes
136,642,259	19,060,546	841,160	6,628,413

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 by the following vote:

For	Against	Abstain
160,989,261	1,362,544	820,573

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 9, 2013	BELO CORP.

	By:	/s/ R. Paul Fry
R. Paul Fry Vice President/Investor Relations and Assistant Treasurer